EXHIBIT 99.1

KBR Announces Third Quarter 2023 Financial Results

Delivered Strong Q3 and YTD Results
Robust TTM BTB1 in Both Segments
Retired Outstanding Convertible Notes Principal on November 1st

HOUSTON, TX - November 2, 2023 - KBR, Inc. (NYSE: KBR) today announced its third quarter 2023 financial results.

"Once again, the people of KBR have demonstrated their dedication and talent, contributing to another strong performance this quarter," said Stuart Bradie, KBR president and CEO. "We delivered 9% organic revenue growth and strong margins, operational outcomes that speak volumes about our team's ability to deliver results. Our high-end services continue to make valuable contributions to the knowledge economy, playing a key role in KBR's overall performance. By leveraging our collective expertise and maintaining a focus on innovation, we're helping to shape the future while ensuring KBR's sustained growth."

"Furthermore, as of November 1st, we have retired the remaining convertible debt balance, a significant step that reduces financial uncertainty. This move to retire this maturity in cash is a testament to our strong financial discipline and our focus on creating long-term shareholder value."

New Business Awards
Backlog and options as of September 29, 2023 totaled $21.8 billion. Delivered 1.2x trailing-twelve-months (TTM) book-to-bill1 as of September 29, 2023. Awarded $3.5 billion of bookings and options in the quarter.

Sustainable Technology Solutions (STS) delivered 1.3x TTM book-to-bill1 as of September 29, 2023, including awards and achievements in the quarter as follows:
•Awarded a license and engineering design contract by Hanwha Impact Corporation for the world's first commercial ammonia to hydrogen cracking unit using KBR's leading H2ACTSM technology in Daesan, Republic of Korea.
•Awarded a blue hydrogen process technology and front-end engineering design contract by EET Hydrogen for its planned HPP2 low-carbon hydrogen facility at HyNet, the UK’s leading industrial decarbonization project.
•Awarded an engineering, procurement and construction management contract by Woodside Energy for Train 1 of its Pluto LNG facility, located near Karratha, Western Australia.
•Selected by Deepak Fertilisers and Petrochemicals Corporation Limited for a multi-year digital solutions contract for the development of their enterprise-level Smart Factory project. This transformative contract will cover the operations of their four nitric acid plants located in Dahej and Taloja, India.
•Selected by Madoqua Power2X, a joint venture of Madoqua Renewables, Power2X and Copenhagen Infrastructure Partners, for a green ammonia project using KBR's K-GreeN® technology.

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs.
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW, Adjusted EBITDA excluding gains on sale of non-core assets and Net income attributable to KBR ex-nonrecurring charges are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Government Solutions (GS) delivered 1.1x TTM book-to-bill1 as of September 29, 2023, including awards and achievements in the quarter as follows:
•Awarded a contract, Integrated Missions Operations Contract III, worth up to $1.9 billion, for the continued support of NASA's human spaceflight programs, including the International Space Station, Artemis and Low Earth Orbit Commercialization.
•KBR joint venture with Intuitive Machines awarded Omnibus Multidiscipline Engineering Services III contract, worth up to $719 million, to aid NASA's development of space orbital systems in its Engineering and Technology Directorate at Goddard Space Flight Center in Maryland.
•Awarded a two-year option on the Human Health & Performance Contract II for the continued biomedical, medical and health services in support of human spaceflight programs at Johnson Space Center in Houston.
•Defense & Intel backlog grew due to several awards in classified areas.
•Vaault®, KBR's proprietary secured cloud and mission service platform, has been prioritized for the Federal Risk and Authorization Management Program Joint Authorization Board authorization process.
•Awarded a $75 million recompete task order to perform research and analysis to address the Department of Defense critical technology areas of advanced materials, trusted artificial intelligence and autonomy and renewable energy generation and storage.

Summarized Third Quarter Fiscal 2023 Financial Results

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
Dollars in millions, except share data	2023	2022	2023	2022
Revenues	$1,770	$1,626	$5,226	$4,956
Operating income	147	125	301	221
Net income (loss) attributable to KBR	(21)	74	(286)	97
Adjusted EBITDA[2]	186	171	559	511
Operating income margin %	8%	8%	6%	4%
Adjusted EBITDA[2] margin %	11%	11%	11%	10%
Earnings per share:
Diluted earnings per share	(0.16)	0.49	(2.10)	0.65
Adjusted earnings per share[2]	0.75	0.65	2.18	2.03
Cash flows:
Operating cash flows	(40)	122	248	336
Adjusted operating cash flows[2]	92	122	380	336
Adjusted free cash flows[2]	70	102	320	297
Financial Highlights for the Three Months Ended September 29, 2023
•Revenue of $1.8 billion, up 9% (organic) on a year-over-year-basis
•Net income attributable to KBR of $(21) million; Adjusted EBITDA2 of $186 million (11% Adjusted EBITDA2 margin)
•Diluted EPS of $(0.16); Adjusted EPS2 of $0.75
•Operating cash flows of $(40) million; Adjusted operating cash flows2 of $92 million
•Bookings and options of $3.5 billion during the quarter with 1.2x TTM book-to-bill1

Financial Highlights for the Nine Months Ended September 29, 2023
•Revenue of $5.2 billion, up 5% (organic) on a year-over-year basis and 12% on an ex-OAW2 year-over-year-basis
•Net income attributable to KBR of $(286) million; Adjusted EBITDA2 of $559 million (11% Adjusted EBITDA2 margin)
•Diluted EPS of $(2.10); Adjusted EPS2 of $2.18
•Operating cash flows of $248 million; Adjusted operating cash flows2 of $380 million
•Bookings and options of $8.8 billion during the year to date period with 1.2x TTM book-to-bill1

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW, Adjusted EBITDA excluding gains on sale of non-core assets and Net income attributable to KBR ex-Nonrecurring Charges are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Commentary on the Three Months Ended September 29, 2023
Revenues were $1.8 billion, up 9% (organic) compared to 3Q'22, primarily due to new and on-contract growth across all Government Solutions business units and growing demand across the Sustainable Technology Solutions portfolio.

Net income attributable to KBR was $(21) million, down $95 million compared to 3Q'22, primarily due to a non-cash charge of $114 million recorded in connection with the convertible notes settlement method election (discussed below). Net income attributable to KBR ex-Nonrecurring Charges2 was $93 million, up $19 million compared to 3Q'22, primarily due to increases in gross profit and equity in earnings from unconsolidated affiliates partially offset by increases in selling, general and administrative expenses and interest expense.

Adjusted EBITDA2 was $186 million, up 9% (organic) compared to 3Q'22, with Adjusted EBITDA2 margins of 11%.

Diluted earnings per share decreased in line with the decrease in net income attributable to KBR. Adjusted earnings per share2 increased in line with Net income attributable to KBR ex-Nonrecurring Charges2.

Operating cash flows were $(40) million, down 133% compared to 3Q'22 primarily due to a $132 million after-tax outflow in connection with the settlement of a legacy legal matter in 2Q'23. Excluding the legacy legal settlement outflow, Adjusted operating cash flows2 were $92 million.

Commentary on the Nine Months Ended September 29, 2023
Revenues were $5.2 billion, up 5% (organic) compared to YTD 3Q'22. Revenue ex-OAW2 increased $579 million, or 12%, due to growth in Readiness & Sustainment and Science & Space divisions and growing demand across the Sustainable Technology Solutions portfolio.

Net income attributable to KBR was $(286) million, down $383 million compared to YTD 3Q'22, primarily due to a current year non-cash charge of $428 million recorded in connection with the convertible notes settlement method election and partial repurchase and partial termination of the note hedge and warrants (discussed below) and an after-tax cash charge of $132 million in connection with the settlement of a legacy legal matter, as well as a non-cash charge of $137 million in equity in earnings related to the resolution of a subcontractor dispute that did not recur in 2023.

Net income attributable to KBR ex-Nonrecurring Charges2 was $274 million, up $40 million compared to YTD 3Q'22, primarily due to increases in gross profit and equity in earnings from unconsolidated affiliates partially offset by increases in selling, general and administrative expenses and interest expense and a gain on sale of non-core assets that did not recur in 2023.

Adjusted EBITDA2 was $559 million, up 9% (organic) compared to YTD 3Q'22, with Adjusted EBITDA2 margins of 11%. Adjusted EBITDA ex-Gains2 was up 14% compared to YTD 3Q'22.

Diluted earnings per share decreased in line with the decrease in net income attributable to KBR. Adjusted earnings per share2 increased in line with Net income attributable to KBR ex-Nonrecurring Charges2.

Operating cash flows were $248 million, down 26% compared to YTD 3Q'22. Adjusted operating cash flows2 were $380 million, up 13% compared to YTD 3Q'22.

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW, Adjusted EBITDA excluding gains on sale of non-core assets and Net income attributable to KBR ex-Nonrecurring Charges are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Capital returned to shareholders totaled $190 million during the year to date period, consisting of $137 million in share repurchases, inclusive of $125 million of open market repurchases and $12 million of repurchases to satisfy requirements of equity compensation plans, and $53 million in regular dividends.

Cash Settlement Method Election and Repurchase of Convertible Notes
During 2Q'23, KBR made an irrevocable election to use cash as the settlement method (as opposed to shares or a combination of cash and shares) to settle the principal and any excess value upon early conversion or maturity of the $350 million principal amount of convertible notes due November 2023. This election triggered a change in accounting treatment for both the convertible notes and the related note hedge. Previously these instruments qualified for an equity exemption under ASC 815 Derivatives and Hedging because share settlement was an available option. However, as of the date of the cash settlement election, the convertible notes and the related hedge no longer qualified for this exemption, and as a result, the conversion option of the convertible notes and the note hedge required fair value measurement on the date of such election.

As a result of the above cash settlement method election and partial repurchase and the partial termination of the corresponding portions of the note hedge and warrants, we recorded a YTD 3Q'23 loss of $428 million, of which $114 million was recorded in the current quarter related to the accretion of convertible notes debt discount. These amounts are not tax deductible and have been added back to Adjusted EPS. Refer to Note 18 "Cash Election and Repurchase of Convertible Notes" in our Form 10-Q for the quarter ended September 29, 2023 for further details.

Subsequent Event
On November 1, 2023, we retired the remaining principal amount of convertible notes totaling $250 million. The warrants associated with the convertible notes remain outstanding and mature in the first half of 2024.

Reaffirms Fiscal 2023 Guidance
The table below summarizes fiscal 2023 guidance and represents our views as of November 2, 2023.

Fiscal 2023 Guidance
Revenue	$6.9B - $7.1B
Adjusted EBITDA	$730M - $750M
Diluted EPS*	$(1.88) - $(1.68)
Adjusted EPS*	$2.76 - $2.96
Effective tax rate	24% - 25%
Adjusted operating cash flows	$425M - $460M
* Fiscal 2023 Diluted and Adjusted EPS guidance is calculated using a share count of approximately 135 million and 138 million, respectively.

The company does not provide reconciliations of Adjusted EBITDA or Adjusted operating cash flows to the most comparable GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, and acquisition-related expenses without unreasonable effort, which could be material to the company’s results computed in accordance with GAAP.

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW, Adjusted EBITDA excluding gains on sale of non-core assets and Net income attributable to KBR ex-Nonrecurring Charges are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Conference Call Details
The company will host a conference call to discuss its third quarter financial results on Thursday, November 2, 2023, at 7:30 a.m. Central Time. The conference call will be webcast simultaneously through the Investor Relations section of KBR’s website at investors.kbr.com. A replay of the webcast will be available shortly after the call on KBR’s website or by telephone at +1.866.813.9403, passcode: 821350.

About KBR
We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 34,000 people worldwide with customers in more than 80 countries and operations in 33 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.
Visit www.kbr.com

1 As used throughout this release and consistent with our practice, book-to-bill excludes long-term UK PFIs
2 As used throughout this earnings release, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, Adjusted operating cash flows, Adjusted free cash flows, Revenue excluding OAW, Adjusted EBITDA excluding gains on sale of non-core assets and Net income attributable to KBR ex-Nonrecurring Charges are non-GAAP financial measures. See additional information at the end of this release regarding non-GAAP financial information, including reconciliations to the nearest GAAP measures.

Forward-Looking Statements
The statements in this press release that are not historical statements, including statements regarding our expectations for our future financial performance, effective tax rate, operating cash flows, contract revenues, award activity, our business strategy, interest expense, and our plans for raising and deploying capital, paying dividends and settling our convertible notes at maturity, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: uncertainty, delays or reductions in government funding, appropriations and payments, including as a result of continuing resolution funding mechanisms, government shutdowns or changing budget priorities; the ongoing conflict between Russia and Ukraine and the related impacts on our business as we continue to carry out efforts to wind down operations in Russia; potential adverse economic and market conditions, such as interest rate and currency exchange rate fluctuations, the company’s ability to manage its liquidity; the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; changes in capital spending by the company’s customers; the company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; the possibility of cyber and malware attacks; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

The company's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that the company has identified that may affect its business, results of operations and financial condition. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Jamie DuBray
Vice President, Investor Relations
713-753-2133
Investors@kbr.com

Media
Philip Ivy
Vice President, Global Communications
713-753-3800
Mediarelations@kbr.com

KBR, Inc.
Condensed Consolidated Statements of Operations
(In millions, except for per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Revenues:
Government Solutions	$1,345	$1,293	$4,025	$4,064
Sustainable Technology Solutions	425	333	1,201	892
Total revenues	1,770	1,626	5,226	4,956
Gross profit	244	225	740	622
Equity in earnings (losses) of unconsolidated affiliates	32	5	78	(103)
Selling, general and administrative expenses	(127)	(103)	(370)	(315)
Legal settlement of legacy matter	—	—	(144)	—
Gain on disposition of assets and investments	—	—	—	22
Other	(2)	(2)	(3)	(5)
Operating income (loss):
Government Solutions	108	105	182	351
Sustainable Technology Solutions	84	56	243	(18)
Other	(45)	(36)	(124)	(112)
Total operating income (loss)	147	125	301	221
Interest expense	(30)	(23)	(85)	(64)
Unrealized gain on other investment	—	—	—	16
Charges associated with Convertible Notes	(114)	—	(428)	—
Other non-operating income (expense)	2	(2)	(1)	3
Income (loss) before income taxes	5	100	(213)	176
Provision for income taxes	(23)	(27)	(69)	(79)
Net income (loss)	(18)	73	(282)	97
Less: Net income (loss) attributable to noncontrolling interests	3	(1)	4	—
Net income (loss) attributable to KBR	$(21)	$74	$(286)	$97
Adjusted EBITDA[1]	$186	$171	$559	$511
Diluted EPS	$(0.16)	$0.49	$(2.10)	$0.65
Adjusted EPS[1]	$0.75	$0.65	$2.18	$2.03
Diluted weighted average common shares outstanding	135	156	136	156
Adjusted weighted average common shares outstanding	139	142	139	142
[1] See additional information at the end of this release regarding non-GAAP financial information, including a reconciliation to the nearest GAAP measure

KBR, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share data)

	September 29,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$348	$389
Accounts receivable, net of allowance for credit losses of $10 and $9, respectively	1,014	942
Contract assets	207	252
Other current assets	523	164
Total current assets	2,092	1,747
Pension Assets	83	46
Property, plant, and equipment, net of accumulated depreciation of $438 and $417 (including net PPE of $34 and $22 owned by a variable interest entity), respectively	224	182
Operating lease right-of-use assets	146	164
Goodwill	2,090	2,087
Intangible assets, net of accumulated amortization of $366 and $332, respectively	618	645
Equity in and advances to unconsolidated affiliates	193	188
Deferred income taxes	190	213
Other assets	337	294
Total assets	$5,973	$5,566
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$687	$637
Contract liabilities	341	275
Accrued salaries, wages and benefits	308	325
Current maturities of long-term debt	239	364
Operating lease liabilities	49	48
Other current liabilities	503	172
Total current liabilities	2,127	1,821
Employee compensation and benefits	113	105
Income tax payable	101	117
Deferred income taxes	92	92
Long-term debt	1,516	1,376
Operating lease liabilities	178	193
Other liabilities	281	230
Total liabilities	4,408	3,934
Commitments and Contingencies
KBR shareholders’ equity:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value 300,000,000 shares authorized, 181,627,601 and 180,807,960 shares issued, and 135,002,833 and 136,505,145 shares outstanding, respectively	—	—
Paid-in capital in excess of par	2,624	2,235
Retained earnings	1,069	1,410
Treasury stock, 46,624,768 shares and 44,302,815 shares, at cost, respectively	(1,278)	(1,143)
Accumulated other comprehensive loss	(861)	(882)
Total KBR shareholders’ equity	1,554	1,620
Noncontrolling interests	11	12
Total shareholders’ equity	1,565	1,632
Total liabilities and shareholders’ equity	$5,973	$5,566

KBR, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	September 29,	September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$(282)	$97
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Charges associated with Convertible Notes	428	—
Depreciation and amortization	104	99
Equity in (earnings) losses of unconsolidated affiliates	(78)	103
Deferred income tax	24	49
Gain on disposition of assets	—	(22)
Unrealized gain on other investment	—	(16)
Other	31	24
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(74)	475
Contract assets	43	(11)
Accounts payable	46	(440)
Contract liabilities	67	(3)
Accrued salaries, wages and benefits	(8)	16
Payments on operating lease obligation	(50)	(44)
Payments from unconsolidated affiliates, net	13	14
Distributions of earnings from unconsolidated affiliates	58	57
Pension funding	(9)	(32)
Other assets and liabilities	(65)	(30)
Total cash flows provided by operating activities	$248	$336
Cash flows from investing activities:
Purchases of property, plant and equipment	$(60)	$(39)
Proceeds from sale of assets or investments	—	60
Return of (investments in) equity method joint ventures, net	61	198
Acquisition of businesses, net of cash acquired	—	(73)
Funding in other investment	(39)	(61)
Other	(5)	1
Total cash flows (used in) provided by investing activities	$(43)	$86
Cash flows from financing activities:
Borrowings on long-term debt	430	—
Payments on short-term and long-term debt	(12)	(12)
Payments on settlement of warrants	(101)	—
Proceeds from the settlement of note hedge	150	—
Payments to settle Convertible Notes	(250)	—
Payments on revolving credit facility	(270)	(97)
Payments of dividends to shareholders	(53)	(49)
Net proceeds from issuance of common stock	5	5
Payments to reacquire common stock	(137)	(124)
Other	(12)	(13)
Total cash flows used in financing activities	$(250)	$(290)
Effect of exchange rate changes on cash	4	(41)
(Decrease) increase in cash and cash equivalents	(41)	91
Cash and cash equivalents at beginning of period	389	370
Cash and cash equivalents at end of period	$348	$461
Supplemental disclosure of cash flows information:
Noncash investing activities
Leasehold improvements paid by landlord	$9	$—
Accrued but unpaid purchases of property, plant and equipment	$2	$6
Noncash financing activities
Dividends declared	$19	$16

KBR, Inc.
Backlog Information
(In millions)
(Unaudited)

	September 29,	December 31,
	2023	2022
Government Solutions	$12,282	$11,543
Sustainable Technology Solutions	4,975	4,012
Total backlog	$17,257	$15,555
Award options	4,528	4,203
Total backlog and options	$21,785	$19,758

Government Solutions backlog and options at September 29, 2023 totaled $16.8 billion, up $1.1 billion compared to December 31, 2022. Sustainable Technology Solutions backlog at September 29, 2023 totaled $5.0 billion, up $1.0 billion compared to December 31, 2022.

Non-GAAP Financial Information
The following information provides reconciliations of certain non-GAAP financial measures presented in the press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided the non-GAAP financial information presented in the press release as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

EBITDA and Adjusted EBITDA
We evaluate performance based on EBITDA and Adjusted EBITDA. EBITDA is defined as Net income (loss) attributable to KBR, plus interest expense; charges associated with Convertible Notes; other non-operating expense; provision for income taxes; and depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. EBITDA and Adjusted EBITDA for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 are considered non-GAAP financial measures under SEC rules because EBITDA and Adjusted EBITDA exclude certain amounts included in the calculation of net income (loss) attributable to KBR in accordance with GAAP for such periods. Management believes EBITDA and Adjusted EBITDA afford investors a view of what management considers KBR's core performance for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 and also affords investors the ability to make a more informed assessment of such core performance for the comparable periods.

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
Dollars in millions	2023	2022	2023	2022

Net income attributable to KBR	$(21)	$74	$(286)	$97
Adjustments
•Interest expense	30	23	85	64
•Charges associated with Convertible Notes	114	—	428	—
•Other non-operating expense (income)	(2)	2	1	(3)
•Provision for income taxes	23	27	69	79
•Depreciation and amortization	34	33	104	99
Consolidated EBITDA	$178	$159	$401	$336
Adjustments
•Acquisition, integration and restructuring	3	2	6	5
•Ichthys commercial resolution	4	7	6	147
•Legacy legal fees and settlements	1	3	154	11
•Appreciation in fair value of investments	—	—	—	(16)
•(Benefits) provisions related to exit from Russian commercial projects	—	—	(8)	28
Adjusted EBITDA	$186	$171	$559	$511

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
Dollars in millions	2023	2022	2023	2022

Operating income (loss)	$147	$125	$301	$221
Adjustments
•Noncontrolling interest	(3)	1	(4)	—
•Unrealized gain on other investment	—	—	—	16
•Depreciation and amortization	34	33	104	99
Consolidated EBITDA	$178	$159	$401	$336
Adjustments
•Acquisition, integration and restructuring	3	2	6	5
•Ichthys commercial resolution	4	7	6	147
•Legacy legal fees and settlements	1	3	154	11
•Appreciation in fair value of investments	—	—	—	(16)
•(Benefits) provisions related to exit from Russian commercial projects	—	—	(8)	28
Adjusted EBITDA	$186	$171	$559	$511

Adjusted EPS
Adjusted earnings per share (Adjusted EPS) for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 is considered a non-GAAP financial measure under SEC rules because Adjusted EPS excludes certain amounts included in the Diluted EPS calculated in accordance with GAAP for such periods. The most directly comparable financial measure calculated in accordance with GAAP is Diluted EPS for the same periods. Management believes that Adjusted EPS affords investors a view of what management considers KBR's core earnings performance for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 and also affords investors the ability to make a more informed assessment of such core earnings performance for the comparable periods.

We have calculated Adjusted EPS for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 by adjusting Diluted EPS for the items included in the table below.

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022

Diluted EPS[1]	$(0.16)	$0.49	$(2.10)	$0.65
Adjustments
•Amortization related to acquisitions	0.04	0.05	0.12	0.15
•Ichthys interest and commercial dispute costs	0.03	0.05	0.04	1.05
•Acquisition, integration and restructuring	0.01	0.01	0.03	0.02
•Impact of convert accounting and Diluted EPS share count[2]	—	0.03	0.05	0.03
•Legacy legal fees and settlements	0.01	0.02	1.01	0.06
•(Benefits) provisions related to exit from Russian commercial projects	—	—	(0.05)	0.16
•Charges associated with Convertible Notes	0.82	—	3.08	—
•Appreciation of fair value of investments	—	—	—	(0.09)
Adjusted EPS[1]	$0.75	$0.65	$2.18	$2.03
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1 Refer to the Condensed Consolidated Statement of Operations above for the applicable share counts used in Diluted EPS and Adjusted EPS calculations.
2 For the three- and nine-month periods ended September 29, 2023, adjusted share count includes anti-dilutive shares for warrants excluded from Diluted EPS share count.

We have calculated the 2023 guidance for Adjusted EPS by adjusting Diluted EPS for the items included in the table below.

	Fiscal 2023 Guidance
Diluted EPS[2] guidance	$(1.88)	$(1.68)
Adjustments
•Amortization related to acquisitions	0.17
•Ichthys interest and commercial dispute costs	0.04
•Acquisition, integration and restructuring	0.04
•Impact of Diluted EPS share count[1]	0.04
•Legacy legal fees and settlements	1.02
•Benefits related to exit from Russian commercial projects	(0.05)
•Charges associated with Convertible Notes	3.38
Adjusted EPS[2] guidance	$2.76	$2.96
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1 Adjusted share count includes anti-dilutive shares excluded from Diluted EPS share count.
2 Diluted and Adjusted Fiscal 2023 EPS guidance is calculated using a share count of approximately 135 million and 138 million, respectively.

Adjusted Cash Flows Provided by Operating Activities and Adjusted Free Cash Flows
Adjusted operating cash flows and Adjusted free cash flows are considered non-GAAP financial measures under SEC rules. Adjusted operating cash flows exclude certain amounts included in the cash flows provided by operating activities calculated in accordance with GAAP. Adjusted free cash flows exclude capital expenditures from Adjusted operating cash flows. The most directly comparable financial measure calculated in accordance with GAAP is cash flows provided by operating activities. Management believes that Adjusted operating cash flows and Adjusted free cash flows afford investors a view of what management considers KBR's core operating cash flow performance and also afford investors the ability to make a more informed assessment of such core operating cash generation performance.

We have calculated Adjusted operating cash flows and Adjusted free cash flows for each of the three- and nine-month periods ended September 29, 2023 and September 30, 2022 by adjusting operating cash flow provided by operating activities for items included in the table below.

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
Dollars in millions	2023	2022	2023	2022
Cash flows provided by operating activities	$(40)	$122	$248	$336
Add: Legacy legal settlement (after tax)	132	—	132	—
Adjusted operating cash flows	$92	$122	$380	$336
Less: Capital expenditures	(22)	(20)	(60)	(39)
Adjusted free cash flows	$70	$102	$320	$297

Revenue ex-OAW

	Three Months Ended			Nine Months Ended
	September 29,	September 30,		September 29,	September 30,
Dollars in millions	2023	2022	Growth	2023	2022	Growth

Revenue (as reported)	$1,770	$1,626	9%	$5,226	$4,956	5%
Revenue attributable to OAW	—	4		—	309
Revenue ex-OAW	$1,770	$1,622	9%	$5,226	$4,647	12%

Adjusted EBITDA ex-Gains

	Three Months Ended			Nine Months Ended
	September 29,	September 30,		September 29,	September 30,
Dollars in millions	2023	2022	Growth	2023	2022	Growth

Adjusted EBITDA (as reported)	$186	$171	9%	$559	$511	9%
Gains on sale of non-core assets	—	—		—	22
Adjusted EBITDA ex-Gains	$186	$171	9%	$559	$489	14%

Net Income Attributable to KBR ex-Nonrecurring Charges

	Three Months Ended			Nine Months Ended
	September 29,	September 30,		September 29,	September 30,
Dollars in millions	2023	2022	Growth	2023	2022	Growth

Net income (loss) attributable to KBR (as reported)	$(21)	$74	$(95)	$(286)	$97	$(383)
Subcontractor commercial dispute	—	—		—	137
Charges associated with Convertible Notes	114	—		428	—
Legacy legal settlement (after tax)	—	—		132	—
Net income attributable to KBR ex-Nonrecurring Charges	$93	$74	$19	$274	$234	$40